EXHIBIT 10.2

                          SETTLEMENT AGREEMENT AND RELEASE
                          --------------------------------

AGREEMENT made this 28th day of April 2005 by and between Singer Frumento LLP ("Singer Frumento"), by and through its attorneys Liam O'Brien & Associates P.C., and A.B. Watley Group, Inc., A.B. Watley Direct, Inc., and Robert F. Malin (hereinafter "A.B. Watley");

WHEREAS, A.B. Watley acknowledges that it has not honored the terms of Settlement Agreements between the Parties dated July 22, 2004; September 9, 2004; and November 1, 2004; and,

WHEREAS, A.B. Watley owes Singer Frumento $80,667.66 for legal services provided; and,

WHEREAS, the Parties to this Settlement Agreement wish to settle all claims or potential claims between them, to avoid the expense of litigation, and

WHEREAS, the Parties wish to maintain the confidentiality of the terms of this settlement; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereto agree as follows:

1. A.B. Watley will pay to Singer Frumento settlement funds in the amount of $56,000 (the "Settlement Amount").

2. A.B. Watley will make eight monthly payments of $2,000 from March 2005 through October 2005 to Singer Frumento;

3. A.B. Watley authorizes Singer Frumento's legal counsel to negotiate the March 2005 payment currently in its possession and will immediately forward to Singer Frumento the payment due for April 2005;

4. A.B. Watley will make a final balloon payment of $40,000 to Singer Frumento by December 10, 2005. This amount is comprised of the original final payment agreed by the Parties in the amount of $22,000, legal fees incurred to date by Singer Frumento in the amount of $8,000 plus a default penalty of $10,000;


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5. The settlement drafts shall be made payable to "Liam O'Brien & Associates
P.C. as attorneys for Singer Frumento LLP". Delivery of all payments shall be made either in person or by mail addressed to Liam O'Brien & Associates P.C., 420 Lexington Avenue, Suite 244, New York, New York 10170.

6. In the event that A.B. Watley fails to timely make any payment due and owing as described above, then Singer Frumento, or its counsel, shall give notice of default to A.B. Watley by facsimile and regular mail to Robert Malin, A.B. Watley Group, Inc., 90 Park Avenue, New York, New York 10016 at (212) 682-4372. Thereafter, A.B. Watley shall have seven (7) business days to cure said default and, in the event A.B. Watley fails to cure said default; Singer Frumento shall be authorized and permitted to pursue whatever remedy it deems appropriate to procure payment. The cure provisions of this paragraph do not apply to the initial payment and, thereafter, A.B. Watley will only be permitted to take advantage of the cure provisions set forth in this paragraph on six separate occasions.

7. A.B. Watley agrees to deliver a duly executed copy of this Agreement together with a duly executed copy of the Confession of Judgment as attached hereto which shall be held in escrow unless A.B.Watley fails to make the payments as set forth above.

8. Notwithstanding any other provision of this Agreement, in the event that A.B. Watley breaches this Agreement, and after A.B. Watley's notice and opportunity to cure has elapsed, Singer Frumento shall be entitled to pursue any remedy available to it at law and equity and shall not be restricted to utilizing the Confession of Judgment.

9. A.B. Watley will issue 500,000 shares (the "Stock") of A.B. Watley Group, Inc. restricted stock to Bill Singer, Esq. with piggyback registration rights. Subject to the terms of this Section 9, the Stock shall not be sold or transferred by Mr. Singer, and, following payment in full of the Settlement Amount by A.B. Watley, the Stock shall be returned to A.B. Watley within ten
(10) business days. Notwithstanding the foregoing, in the event of a default that is not cured in accordance with the provisions of Paragraph 6, the 500,000 shares will no longer be subject to the contractual sale and transfer restriction provided above and will no longer be subject to return to A.B. Watley. A.B. Watley Group, Inc. shall file a registration statement under the Securities Act with respect to an offering of its equity securities which shall include the registration of the resale of the shares of Stock issued to Bill Singer by November 1, 2005. Failure to file the registration statement by November 1, 2005 will be deemed a default. All parties hereto acknowledge that the provisions of this Paragraph are material terms to this Settlement Agreement.


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10. Upon receipt of the 500,000 shares, Singer Frumento will return the 200,000 restricted shares of A. B. Watley Group, Inc. that it currently holds.

11. A. B. Watley shall file the registration statement respecting the sale of the Stock no later than November 1, 2005 and in connection therewith shall:

(a) prepare and file with the Securities and Exchange Commission a registration statement on any form for which A.B. Watley Group, Inc. then qualifies; provided that, (i) before filing a registration statement or prospectus or any amendments or supplements thereto, A.B. Watley will furnish to Liam O'Brien & Associates P.C. copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel and (ii) after the filing of the registration statement, A.B. Watley shall promptly notify Liam O'Brien & Associates P.C. of any stop order issued or, to the knowledge of A.B. Watley, threatened by the Securities and Exchange Commission and take all reasonable actions to prevent the entry of such stop order or to remove it if entered;

(b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than ninety (90) days or such shorter period as shall terminate when the sale of the Stock covered by such registration statement shall have been completed (but not before the expiration of the ninety day (90) period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Bill Singer set forth in such registration statement;


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(c) as soon as reasonably practicable, furnish to Liam O'Brien & Associates,
P.C., prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter furnish to such Liam O'Brien & Associates P.C. such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration Statement (including each preliminary prospectus) and such other documents as Liam O'Brien & Associates P.C. may reasonably request in order to facilitate the disposition of the Stock owned by Bill Singer;

(d) Register or qualify such Stock under such other securities or blue sky laws of such jurisdictions within the United States and Canada as Liam O'Brien & Associates reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Bill Singer to consummate the disposition in such jurisdictions of the Stock owned by Bill Singer; provided that A.B. Watley Group, Inc. shall not be required to (i) qualify generally to do business or file a general consent to service of process in any jurisdiction or (ii) take any action that would subject itself to taxation in any such jurisdiction;

(e) promptly notify Liam O'Brien & Associates P.C., at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event known to A.B. Watley requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers or recipients of such Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to Bill Singer any such supplement or amendment;


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(f) make available for reasonable inspection by Bill Singer, any underwriter participating in any sale or distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by Bill Singer (collectively, the "Inspectors") all financial and other records, pertinent corporate documents and properties of A.B. Watley (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause A.B. Watley Group, Inc.'s officers and employees to supply all information reasonably requested for such purpose by any such Inspector in connection with such registration statement; provided that A.B. Watley Group, Inc. shall have no obligation to permit such access to the Records or its officers or employees in a manner that would unreasonably disrupt the normal conduct of its business operations. Bill Singer and/or each Inspector that actually reviews Records supplied by A.B. Watley Group, Inc. that include information that A.B. Watley Group, Inc. identifies, in good faith, as being confidential or proprietary ("Confidential Information") shall be required at A.B. Watley Group, Inc.'s option, prior to any such review, to execute an agreement with A.B. Watley Group, Inc. providing that Bill Singer and/or such Inspector shall not publicly disclose any Confidential Information unless such disclosure is required by applicable law or legal process and shall not use such information for any purpose other than the limited purpose contemplated by this subsection (f). Bill Singer and/or each Inspector shall be required further to agree that it shall, upon learning that disclosure of Confidential Information is sought in a court of competent jurisdiction, give notice to A.B.Watley Group, Inc. and allow A.B. Watley Group, Inc., at its expense, to undertake appropriate action to prevent disclosure of the Confidential Information;

(g) in the event such sale is pursuant to an underwritten offering, use its reasonable best efforts to obtain a comfort letter or letters from A.B. Watley Group, Inc.'s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter reasonably requests; and

(h) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (including, at the option of A.B. Watley Group, Inc., pursuant to Rule 158, or any successor provision, under the Securities Act).


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Upon receipt of any notice from A.B. Watley Group, Inc. of the occurrence of any event of the kind described in subsection (e) hereof, Bill Singer shall forthwith discontinue all offerings, sales and other dispositions of Stock pursuant to the registration statement covering such Stock until Bill Singer's receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) hereof. In the event A.B. Watley Group, Inc. shall give any such notice, A.B. Watley Group, Inc. shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement, including the period referred to in subsection (b) hereof, by the number of days during the period from and including the date of the giving of such notice pursuant to subsection (b) hereof to and including the first date on which Bill Singer shall have received the copies of the supplemented or amended prospectus contemplated by subsection (e) hereof. Bill Singer shall notify A.B. Watley if any event relating to him occurs which would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12. Simultaneous with payment in full of the Settlement Amount, the Parties shall release and forever discharge each other, their predecessors and successors, affiliates, subsidiaries and affiliates and subsidiaries hereafter created or acquired, their present and former officers, directors, successors, assigns, attorneys, trustees, representatives, employees and agents, present and former, from any and all manner of action and actions, causes and causes of action, suits, debts, sums of money due, controversies, promises, damages, judgments, executions, claims and demands of any nature whatsoever which the Parties, or their predecessors, successors or assigns ever had, or now have against each other for upon or reason of any matter, cause or thing whatsoever, known or unknown, from the beginning of the world to the date of this Settlement Agreement.

13. The Parties and their counsel will not, except as required by law, (1) disclose to anyone the settlement terms as set forth herein or as previously negotiated except as necessary to their accountants, and/or (2) deliver to any third parties any materials obtained by the Parties. This paragraph is not intended to prohibit the Parties from responding to requests made by, or providing information to, a self-regulatory organization or the Securities and Exchange Commission that identifies itself to the Parties as an organization of which either of the Parties is a member and which has authority to request such information. All parties hereto acknowledge that the provisions of this Paragraph are material terms to this Settlement Agreement.


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14. This Settlement Agreement is the complete and integrated understanding of the Parties with respect to all matters addressed herein and supersedes all prior understandings and agreements, if any, among the Parties with respect to the subject matter hereof. The terms of this Settlement Agreement may be modified only by the written agreement of the Parties.

15. This Settlement Agreement is executed solely for the consideration above explained and the Parties acknowledge and agree that they have not entered into this Settlement Agreement in reliance on any other statement or representations by the Parties hereto or by any other person not a party hereto. Each party has carefully read this Settlement Agreement, has had an opportunity to discuss it with counsel, fully understands its contents and, understanding such, sign it as his or her own free act.

16. The Parties covenant and warrant that no claim released herein has previously been conveyed, assigned or in any manner transferred in whole or in part, to any third party, and the Parties have full authority to release any and all claims released pursuant to this Settlement Agreement.

17. This Settlement Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof shall be binding upon and shall inure to the benefit of the undersigned Parties and their respective heirs, executors, administrators, legal representatives, successors, predecessors and assigns.

18. The Parties acknowledge, understand and represent that this Settlement Agreement is entered into only for the purpose of the settlement and compromise of disputed claims and that any action taken pursuant to this Settlement Agreement is not to be construed or considered as an admission of liability or fault on the part of any party.

19. This Settlement Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, without regard to conflicts of law principles. Any provision of this Settlement Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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20. This Settlement Agreement may be executed in facsimile counterparts, and the separate executed copies taken together shall constitute a whole.

Dated: New York, New York
       April 28, 2005

Robert F. Malin, in his individual capacity and for A.B. Watley Group, Inc., and A.B. Watley Direct, Inc.

By:/s/ Robert Malin
   -------------------

STATE OF NEW YORK       )
                        )  ss.
COUNTY OF NEW YORK      )

On the 28th day of April 2005, before the undersigned, a Notary Public in and for said County and State, personally appeared Robert F. Malin and known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he has read and executed the same.

                                          /s/ William G. Goodenough
                                          -------------------------
                                          Notary Public
                                          My Commission Expires
Singer Frumento, LLP

By:/s/ Bill Singer
   ------------------



STATE OF NEW YORK       )
                        )  ss.
COUNTY OF NEW YORK      )

On the 2nd day of May 2005, before the undersigned, a Notary Public in and for said County and State, personally appeared Bill Singer and known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he has read and executed the same.

                                          /s/ Felicia Hernandez
                                          ---------------------
                                          Notary Public
                                          My Commission Expires


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